                                 Exhibit (a)(4)

                          SORRENTO NETWORKS CORPORATION

                          FORM OF NOTICE OF WITHDRAWAL

INSTRUCTIONS:

IF YOU PREVIOUSLY ELECTED TO ACCEPT SORRENTO NETWORKS CORPORATION'S OFFER TO EXCHANGE AND YOU WOULD LIKE TO CHANGE YOUR ELECTION WITH RESPECT TO SOME OR ALL OF YOUR OPTIONS, YOU MUST:

     1 COMPLETE THIS FORM, SIGN IT, AND HAND DELIVER IT TO SORRENTO NETWORKS CORPORATION. YOU CAN ALSO FAX IT TO (858) 558-3977 ATTN:
              TOM MCLAIN OR MAIL IT TO SORRENTO NETWORKS CORPORATION ATTN: TOM MCLAIN, 9990 MESA RIM ROAD, SAN DIEGO, CALIFORNIA 92121, AS SOON AS POSSIBLE, BUT IN ANY EVENT, BEFORE 5:00 p.m., PACIFIC TIME,
              ON MAY 14, 2002. IF YOU SEND YOUR NOTICE OF WITHDRAWAL VIA FAX, BE SURE YOU OBTAIN A CONFIRMATION OF SUCCESSFUL DELIVERY.

     2 ENSURE THAT YOU RECEIVE CONFIRMATION OF RECEIPT FROM SORRENTO NETWORKS CORPORATION WITHIN THREE BUSINESS DAYS. NOTE THAT EMPLOYEES WHO RETURN FORMS AFTER MAY 10, 2002 MAY NOT RECEIVE TIMELY CONFIRMATION.

I previously received a copy of the Offer to Exchange, dated April 3, 2002, and the Letter of Transmittal (Election to Participate). I signed and returned the Letter of Transmittal (Election to Participate), in which I elected to accept Sorrento Networks Corporation's offer to exchange options. I now wish to change that election, withdraw from my participation in the program and reject Sorrento Networks Corporation's offer to exchange. I understand that by signing this Notice of Withdrawal and delivering it to Sorrento Networks Corporation, I have read and understand all of the terms and conditions of the offer to exchange option(s).

     -- I am withdrawing my acceptance of the offer and rejecting the offer to exchange all of my options.

OR

     -- I am withdrawing my acceptance of the offer and rejecting the offer to exchange only with respect to the options set forth in the table below. [PLEASE TYPE OR PRINT CLEARLY]

                          No. of Shares
                          Outstanding Under
Option No.   Grant Date   Such Option          Exercise Price   ISO/NSO
----------   ----------   -------------        --------------   -------

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I understand that in order to reject the offer, I must sign and deliver this
Notice of Withdrawal to Sorrento Networks Corporation before 5 p.m., Pacific Time, on May 14, 2002 (or such later date and time as designated by Sorrento Networks Corporation).

By rejecting the offer to exchange options, I understand that I will not receive any replacement options, and I will keep my current options. These options will continue to be governed by the stock options plan under which they were granted and existing option agreements with Sorrento Networks Corporation. I understand that any SNI options that I have previously tendered and am now withdrawing from this Offer to Exchange will be governed by the 2000 Plan. I have completed and signed the following exactly as my name appears on my original Letter of Transmittal (Election to Participate).

Date:
----------------------------------------------------     ----------------------
                                                          Signature of Optionee

----------------------------------------------------     ----------------------
E-mail address where Sorrento Networks Corporation        Name of Optionee
Can send confirmation of receipt
of this Notice of Withdrawal


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